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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jenkon International, Inc.
Vancouver, Washington

We hereby consent to the use in the Company's Registration Statements on Form SB-2 of our report dated October 22, 1997, relating to the audit of the consolidated financial statements of Jenkon International, Inc. as of June 30, 1996 and 1997 and the years then ended, which are contained in and incorporated by reference to the Prospectus dated July 15, 1998 filed with the Securities and Exchange Commission on July 15, 1998.

Los Angeles, California
July 15, 1998